Exhibit 10.57

CERTAIN INFORMATION IN THIS DOCUMENT, MARKED BY [***], HAS BEEN

EXCLUDED PURSUANT TO REGULATION S-K, ITEM 601(b)(10)(iv). SUCH

EXCLUDED INFORMATION IS NOT MATERIAL AND IS THE TYPE THAT THE

REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

TERMINATION AGREEMENT

This Termination Agreement (this “Agreement”) is entered into as of December 18, 2025 (the “Effective Date”) by and between BRITANNIA POINTE GRAND LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”), and VAXART, INC., a Delaware corporation (“Tenant”).

R E C I T A L S :

A.    Landlord and Tenant are parties to the Lease dated September 17, 2021 (the “Lease”), whereby Tenant leases approximately 24,606 rentable square feet of space located on the third floor (the “Premises”), within the building located at 170 Harbor Way, South San Francisco, California 94080.

B.    Landlord and Tenant desire to enter into this Agreement in order to terminate the Lease and for the mutual release of Landlord and Tenant as provided herein. Each capitalized term when used herein shall have the same respective meaning as is given such term in the Lease, unless expressly provided otherwise in this Agreement.

A G R E E M E N T :

NOW, THEREFORE, in consideration of the foregoing recitals and the conditions and the covenants hereinafter contained, and for other consideration hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows.

1.    Termination of the Lease. The Lease Term is currently scheduled to expire on March 31, 2029 pursuant to Section 3.3 of the Lease (the “Original Termination Date”). Notwithstanding the foregoing, the Lease shall terminate and be of no further force or effect as of 11:59 P.M. on May 15, 2026 (“Termination Date”).

2.    Obligation to Pay Rent. From the Effective Date of this Agreement through and including the Termination Date, Tenant shall remain obligated for and shall continue to pay Base Rent, Additional Rent and all other amounts due to Landlord, per the terms of the Lease.

3.    Surrender of Premises. Tenant hereby agrees to vacate the Premises and surrender and deliver exclusive possession thereof to Landlord on or before the Termination Date, in accordance with the provisions of the Lease, including, without limitation, the terms of Article 15 thereof. Tenant further agrees to fully decommission the laboratory space prior to the Termination Date in accordance with the terms of the Lease.

4.    [INTENTIONALLY DELETED]

5.    Release of Liability. Except for any of Landlord’s or Tenant's respective obligations under this Agreement:

(a)    Each party shall, as of the Termination Date, be fully and unconditionally released and discharged from its obligations arising after the Termination Date from or connected with the provisions of the Lease, specifically including, without limitation, any right Tenant may have to audit or review Landlord's books or records or to contest any Direct Expenses, billed to Tenant under the Lease or any right Landlord may have to bill additional Direct Expenses or late charges to Tenant under the Lease; and

(b)    This Agreement shall fully and finally settle all of Tenant’s and Landlord's respective demands, charges, claims, accounts or causes of action of any nature, including, without limitation, both known and unknown claims and causes of action that may arise out of or in connection with the obligations of the subject party under the Lease after the Termination Date.

Each party expressly waives the provisions of California Civil Code Section 1542, which provides:

"A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY."

Each party acknowledges that it has received the advice of legal counsel with respect to the aforementioned waiver and understands the terms thereof.

6.    Representations. Each party represents and warrants to the other party that (a) as of the date hereof, it has not assigned or sublet all or any portion of its interest in the Lease or Premises; (b) no other person, firm or entity has any right, title or interest in the Lease; (c) it has the full right, legal power and actual authority to enter into this Agreement and to terminate the Lease without the consent of any person, firm or entity; and (d) it has the full right, legal power and actual authority to bind such party to the terms and conditions hereof. Tenant further represents and warrants to Landlord that as of the date hereof there are no, and as of the Termination Date there shall not be any, mechanic’s liens or other liens encumbering all or any portion of the Premises, by virtue of any act or omission on the part of Tenant, its predecessors, contractors, agents, employees, successors or assigns. Landlord hereby represents and warrants to Tenant that the Project is not currently subject to a ground lease, or to the lien of a mortgage or deed of trust. Each party represents and warrants to the other that, to its knowledge as of the Effective Date, (a) it is not in default under the Lease, and (b) it has not received written notice from the other party of any uncured default under the Lease. Landlord and Tenant agree that any and all alleged defaults existing prior to the Effective Date that have not been the subject of a written notice of default delivered in accordance with the Lease are waived and shall not form the basis of any claim by either party. Landlord and Tenant acknowledge and agree that, except as otherwise provided in this Agreement and by operation of law, as between the parties, the termination of the Lease pursuant to this Agreement shall not (a) trigger any recapture, claw-back, repayment, or reimbursement of any tenant improvement allowance, rent abatement, free rent, or other concession previously granted under the Lease, or (b) create or revive any obligation to pay or reimburse any leasing commission or similar brokerage compensation, whether under the Lease or any separate agreement. Notwithstanding the termination of the Lease and the release of liability provided for herein, the representations and warranties set forth in this Section 6 shall survive the Termination Date and each party shall be liable to the other for any material inaccuracy or any breach thereof.

7.    Continuing Liability. Notwithstanding the termination of the Lease, Tenant shall remain liable, with respect to the period of its tenancy prior to the Termination Date, for the performance of all of its obligations under the Lease and Landlord shall have all the rights and remedies with respect to such obligations as set forth in the Lease. In the event that Tenant retains possession of the Premises, or any part thereof, after the Termination Date, then the provisions of Article 16 of the Lease shall apply.

8.    Brokers. [***] and [***] of [***] represent the Landlord (collectively “Landlord’s Broker”) with respect to the negotiation of this Agreement. Notwithstanding the foregoing, neither Landlord nor Tenant shall be liable for payment of any commission or fee in accordance with the negotiation and execution of this Agreement. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent, other than Landlord’s Broker, in connection with the negotiation of this Agreement and that they know of no real estate broker or agent who is entitled to a commission in connection with this Agreement. Landlord and Tenant each agree to indemnify, defend and hold harmless the other party from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent occurring by, through, or under Landlord or Tenant, respectively. The terms of this Section 8 shall survive the Termination Date.

9.    Mutual Confidentiality. Landlord and Tenant acknowledge that the terms and conditions of this Agreement are to remain confidential for Landlord's and Tenant's benefit, as applicable, and may not be disclosed by Landlord or Tenant to anyone, (other than, on a need to know basis only, to such party's respective financial, legal and tax advisors, and such party's affiliates and its and its affiliates' respective directors, officers, employees, actual and prospective lenders, banks, and investors, auditors, underwriters, and attorneys, accountants and similar professionals) by any manner or means, directly or indirectly, without Landlord's prior written consent; however, Landlord and Tenant may disclose the terms and conditions of this Agreement if required by law or court order and in any litigation between the parties provided that, (i) to the extent permitted by applicable law, such party notifies the other party in advance, and reasonably cooperates with the other party (at no cost or expense to such other party except for de minimis expense), so as to allow the other party an opportunity to take appropriate protective measures, and (ii) in the event the disclosing party does not obtain a protective order or other remedy, then the other party may disclose only that portion of the confidential information that in the opinion of the other party’s legal counsel (which may be internal counsel) is legally required to be disclosed. Landlord and Tenant shall each be liable for any disclosures made in violation of this Section 9 by Tenant or by any entity or individual to whom the terms of and conditions of this Agreement were disclosed or made available by Landlord or Tenant, as applicable. The consent by Landlord or Tenant to any disclosures shall not be deemed to be a waiver on the part of Landlord or Tenant of any prohibition against any future disclosure.

10.    Attorneys’ Fees. Should any dispute arise between the parties hereto or their legal representatives, successors and assigns concerning any provision of this Agreement or the rights and duties of any person in relation thereto, the party prevailing in such dispute shall be entitled, in addition to such other relief that may be granted, to recover reasonable attorneys’ fees and legal costs in connection with such dispute.

11.    Governing Law. This Agreement shall be governed and construed under the laws of the State of California.

12.    Counterparts; Signatures. This Agreement may be executed in counterparts, each of which shall be deemed an original, but such counterparts, when taken together, shall constitute one agreement. Signatures of the parties transmitted by telefacsimile or electronic mail PDF format shall be deemed to constitute originals and may be relied upon, for all purposes, as binding the transmitting party hereto. The parties intend to be bound by the signatures transmitted by telefacsimile or electronic mail PDF format, are aware that the other party will rely on such signature, and hereby waive any defenses to the enforcement of the terms of this Agreement based on the form of signature.

13.    Binding Effect. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective legal representatives, successors and assigns.

14.    Time of the Essence. Time is of the essence of this Agreement and the provisions contained herein.

15.    Further Assurances. Landlord and Tenant hereby agree to execute such further documents or instruments as may be necessary or appropriate to carry out the intention of this Agreement.

16.    Voluntary Agreement. The parties have read this Agreement and mutual release as contained herein, and on the advice of counsel they have freely and voluntarily entered into this Agreement.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Agreement as of the day and year first above written.

LANDLORD: BRITANNIA POINTE GRAND LIMITED PARTNERSHIP, a Delaware limited partnership	TENANT: VAXART, INC., a Delaware corporation

By:	[***]	By:	/s/ Steven Lo
Name:	[***]	Name:	Steven Lo
Its:	[***]	Its:	CEO